SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 7, 2000


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-12957                     22-237286
(State or other jurisdiction        (Commission                 (IRS Employer
 of incorporation)                  File Number)                Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                      N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     Enzon, Inc. announced today that results from an ongoing Phase I clinical trial of PROTHECAN(TM) (PEG-camptothecin) will be presented at the 11th NCI-EORTC-AACR Symposium on New Drugs in Cancer Therapy in Amsterdam. Dr. Desiree Hao of the Cancer Therapy and Research Center (CTRC; San Antonio, Texas), an investigator in the trial, reported that PROTHECAN has been well tolerated at doses up to 7,000 mg/m2, with myelosuppression being the principal dose-limiting toxicity. Pharmacokinetic data show that biologically relevant plasma concentrations of free camptothecin were sustained for up to 168 hours after a single dose of PROTHECAN, and antitumor activity has been observed. Dose escalation is continuing in this and a second Phase I trial of PROTHECAN, in order to establish the maximum tolerated dose for use in Phase II trials, planned to begin in early 2001.

     PROTHECAN is a PEG-enhanced version of a small molecule called camptothecin, which is an anticancer compound in the class of drugs called topoisomerase inhibitors. Camptothecin, which was originally studied at the National Institutes of Health, is believed to be a potent topoisomerase inhibitor. For many years camptothecin has been known to be a very effective oncolytic agent but its drug delivery problems have limited its use. Recently, two camptothecin derivatives, topotecan and irinotecan, have been approved by the FDA for the treatment of ovarian and colorectal cancers, respectively. While these two new products are more soluble than camptothecin, their efficacy rate is relatively low. Despite their limitations, these two products together achieved 1999 worldwide sales of approximately $550 million.

     Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing. The forward-looking statements included in this news release provide the information included in such statements as of the date of this news release and the Company disclaims any duty to update any of such statements.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2000


                                                      ENZON, INC.
                                             ------------------------------
                                                     (Registrant)


                                         By: /s/ Kenneth J. Zuerblis
                                             -----------------------------------
                                             Kenneth J. Zuerblis
                                             Vice President,
                                             Finance and Chief Financial Officer



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